SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2015

PURE SNAX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176376	45-2808620
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1000 Woodbridge Center Dr., Suite #213 Woodbridge, NJ 07095-1322 (732) 566-8264
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

B-Maven, Inc. 428 KATINDIG AVENUE, QUEZON CITY, METRO MANILA, PHILIPPINES (63) (914) 215-6799
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As used in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company”, and refer to Pure Snax International, Inc.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(1)

Trademark License Agreement

On August 6th, 2015, B-Maven, Inc. (the “Company”) entered into a Trademark License Agreement (the “License Agreement”) with Pure Snax Company, Inc. (the “Licensor,” or “PSC”), a Canadian incorporated company.  Pursuant to the License Agreement, the Company acquired the exclusive worldwide rights, for a period of 10 years, to various trademarks (as more completely discussed below), which the Company intends to utilize for the manufacture, distribution, sales and marketing of various products within the health foods and snacks industry. As consideration for the exclusive license granted under the License Agreement, the Company shall pay a royalty paid to PSC of ten percent (10%) of all net sales of licensed products.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the License Agreement, which is filed as Exhibits 10.1 to this Current Report and incorporated herein by reference.

ITEM 5.03          AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 29, 2015, the Company filed an Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company has changed its name with the State of Nevada from B-Maven, Inc. to Pure Snax International, Inc. A copy of the Amendment is filed herewith as Exhibit 3.01.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As disclosed elsewhere in this report, on August 6, 2015, we acquired the exclusive and worldwide license to the business of Pure Snax Company, Inc. in a transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

FORM 10 DISCLOSURE

ITEM 1.

BUSINESS

Our Corporate History and Background

Pure Snax International, Inc. (f.k.a. B-Maven, Inc.) (the “Company” or “PSI”) was incorporated under the laws of the State of Nevada on June 24, 2011, The Company was initially in the business of developing, manufacturing, marketing and selling the E-Scentual Skin Care Collection, a skin care line combining science with nature to form what we believed to be an advanced beauty treatment using all natural ingredients.

On April 26, 2013, Ms. Anna C. Jones, our founder and Four Hawk Management Co. (“Four Hawk”) entered into a Stock Purchase Agreement (the “Original Purchase Agreement”), pursuant to which Ms. Jones agreed to sell to Four Hawk an aggregate amount of 7,500,000 shares of common stock of the Company owned at the time by Ms. Jones (the “Shares”). Pursuant to the terms of the Original Purchase Agreement, on May 14, 2013 (the “Closing Date”) Ms. Jones appointed Mr. Restituto S. Cenia, Jr., to serve as Chairman of the Board, a Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and Ms. Jones resigned from her positions as the sole officer and the sole director of the Company, effective the Closing Date.

On April 30, 2015, Mr. Restituto S. Cenia, Jr. and Mr. Patrick Gosselin entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Mr. Cenia, Jr. agreed to sell to Mr. Gosselin an aggregate amount of 7,500,000 shares of common stock of the Company owned by Mr. Cenia, Jr. Pursuant to the terms of the Purchase Agreement, on April 30, 2015 (the “2015 Closing Date”) Mr. Cenia, Jr. appointed Mr. Gosselin to serve as Chairman of the Board, a Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and Mr. Cenia, Jr. resigned from his positions as the sole officer and the sole director of the Company, effective the April 30, 2015.

On August 6th, 2015, we entered into a Trademark License Agreement (the “License Agreement”) with Pure Snax Company, Inc. (“Pure Snax Canada”).  Pursuant to the License Agreement, the Company acquired the exclusive worldwide rights, for a period of 10 years, to various trademarks (as more completely discussed below), which the Company intends to utilize for the manufacture, distribution, sales and marketing of various products within the health foods and snacks industry. As consideration for the exclusive license granted under the License Agreement, the Company shall pay a royalty paid to Pure Snax Canada of ten percent (10%) of all net sales of licensed products.

Pure Snax International is a wellness brand focused on bringing healthy snacks and foods to consumers. PSI offers a wide assortment of sugar free, peanut free, Kosher, low fat, low sodium and Non GMO certified products. Public awareness of these products has been created through sponsorships of programs such as the Canadian Diabetes Association (CDA) and the Juvenile Diabetes Research Foundation (JDRF). With the tough new nutritional standards being rolled out through schools in the United States, we are poised to capitalize on these regulations by offering good for you, functional foods and snacks that meet these new regulatory standards.  PSI currently has product placement in venues such as Toronto’s SickKids hospital, catering to children with strict dietary restrictions, which can be replicated in similar venues throughout North America. These are markets where traditional large snack and food companies have difficulty in quickly penetrating due to scalability restrictions. Thus, this allows Pure Snax International to capture and establish lasting market share and grow from a boutique to a large company.  Product categories include Popcorn, candied popcorn, marshmallow squares (made without Gelatin), hemp and hemp related products, protein bars, mints, gum and various condiments as well as offering Wow it’s Not Sugar! Xylitol, an all-natural sweetener.

Through the Licensing Agreement we will distribute delicious tasting, very healthy snack foods meeting the highest of standards and compliance for the US consumers with plans to evolve into an international audience. With a socially responsible mandate supported by education and driven by integrity and sincerity, PSI will provide people with healthier snack and food choices by utilizing wholesome, natural, high quality ingredients that promote healthier lifestyles.  We have chosen to specialize in the development, sourcing, branding and distribution of high quality, healthy food and snack products.  It is our vision to brand Pure Snax International as one of the trusted names in the healthy food and snack industry.

With major illnesses such as diabetes, obesity, cancer, and heart disease on the rise, people are looking for ways to minimize the risks in developing these diseases.  People are starting to read and understand labels looking for healthier choices.  We believe that the demand for healthier products is driving a fundamental change in the food and snack markets. This demand will provide enormous opportunities for Pure Snax International to position itself in the healthy food and snack industry.

Our goal is to utilize open public forums, education, integrity and honesty to earn the public’s trust and become that trusted brand that provides healthy food and snack products to the growing percentage of the population wanting to make healthier life choices. In other words, what we put on our labels, we mean. We believe in having a position in the marketplace where the market will be rather than where the market is.

We intend to become pioneers in a dynamic and growing segment of the industry where future demand will be and it means addressing the new public awareness of healthier food and snack products. The snack products developed must not only meet healthy product guidelines but also taste good. This is a very unique niche and one that hasn’t been completely tapped into for its greatest potential. PPM150 Nutritional Guidelines that came into effect in Ontario, Canada, was one of the first nutritional standards to be implemented for vending and school products.  Similar guidelines in many other provinces and states across Canada and the United States have since been implemented.  They call for vending and school products that are low in fat (80% with 3 grams of fat and under or 20% with 5 grams of fat and under) as well as low in sodium and sugar, which is not the primary ingredient. Candy, Chocolate, Soda, junk food such as potato chips and confectionary have been banned. Our recipe for Marshmallow Squares are sugar-free, Gluten-free, contains very little salt, Gelatin Free, kosher, nut free and taste great! To the fact that education is needed, many consumers are not aware that Gelatin is derived from animal bones and parts yet have been eating Gelatin through Jell-o and Marshmallows for years. Knowing that there are healthy products required for this channel and that the trend will be towards healthier products, we have developed and are constantly continuing to work on other recipes for healthier products that meet all standards.

Our Brand and Products

Wow it’s not sugar! – Xylitol

100% All Natural Xylitol Sweetener. Xylitol is a natural pentitol sugar alcohol. It does not contain the glucose based carbohydrate sweetener found in sucrose, corn sugars, fructose, etc. More correctly, Xylitol is classified as a polyalcohol, which can be converted into a natural sugar. Due to the basic chemistry of Xylitol one perceives a pleasant and fresh sensation rather than the traditional burn of sugar. Xylan is the raw material source of Xylitol, which is found in some tree bark and in the hulls of several nuts and grains. Many fruits and vegetables are another source of Xylan making it a natural sweetener that works well with the body.

Available in the following quantities: Sachet .14 oz. (4g), 1 lb. (454g), 5 lb. (2.27kg) and 50 lb. (22.7kg).

Wow Mints

Freshen your mouth with a burst of peppermint or watermelon! Four pieces of our mints and you're on your way to great oral health.  Contains approximately 75 pieces per container.

Ingredients:  Xylitol, natural essential oil, flavouring, natural vegetable colouring.

Wow Rice Delites

Rice Delites are a delicious healthy snack, which is also considered to be a functional food due to the ingredients that are contained in Rice Delites. Take them to school, take them to work, take them anywhere you would like a nutritious and healthy snack. Available in Original, strawberry, banana and chocolate-banana flavors

INGREDIENTS IN CONVENTIONAL MARSHMALLOW SQUARES:

Toasted Rice Cereal (35%) (Rice, Sugar, Salt, Glucose-Fructose Syrup, Barley Malt Flavouring, Niacin, Iron, Vitamin B6,Riboflavin (B2), Thiamin (B1), Folic Acid, Vitamin B12), Marshmallow (33%) (Glucose Syrup, Sugar, Pork Gelatin, Flavouring) Fructose, Vegetable Oil, Invert Sugar Syrup, Glucose Syrup, Humectant (Glycerol), Flavouring (Contains Milk), Emulsifier (E472e, E472a), Antioxidant (E320)

INGREDIENTS IN RICE DELITES MARSHMALLOW SQUARES:

Brown rice, polyglycitol, xylitol, isomalt, water, sunflower oil, glycerine, agar, egg white powder (dried egg albumen, yeast, citric acid), natural flavour

We didn’t invent them, we just made them healthier!

Wow Naturally Flavoured Coated Popcorn

Almost everyone loves popcorn! Popcorn on its’ own is healthy. According to the Mayo Clinic just 3 cups of Popcorn will provide you with 3.5 grams of fiber. The toppings on Popcorn are what make it unhealthy.

People were first introduced to Junk Food over 100 years ago with the introduction of a leading brand taking the first credit which combined molasses and peanuts with Popcorn.  By carefully preserving taste and the “candied shell coating” around the popcorn, the crunch and taste of our delicious flavours will have you longing for another bite of this nutritious and functional food snack. Available in Cherry (Chomping Cherry), Blueberry (Blueberry Burst), Banana (Banana Blast), Fruit Explosion (combination of the former 3 flavours) and Caramel.

INGREDIENTS IN Wow Krazee Korn: Polyglycitol, GMO Free Popcorn, xylitol, Isomalt, natural flavor, sunflower oil, sunflower lecithin, natural color

Jams – sweetened with Xylitol

Wow
Sugar!
Raspberry Framboise
PRESERVE · CONSERVE

Wow Sugar!
PRESERVE · CONSERVE
Wow Sugar!
PRESERVE · CONSERVE
Wow Sugar!
Raspberry Framboise
PRESERVE · CONSERVE
Wow Sugar!
Strawberry Fraise
PRESERVE · CONSERVE
Wow Sugar!
Peach Pêche
PRESERVE · CONSERVE
Wow Sugar!
Apricot Abricot
PRESERVE · CONSERVE

We take fresh juicy fruits and add just the right amount of fresh ingredients for one of the healthiest jams you will ever taste. Sweetened with Xylitol, you will never know the difference from preserves sweetened with regular sugar. One taste and this will be a family favourite. Available in Blueberry, Raspberry, Peach, Apricot, Mountain Berry and Strawberry.

Ketchup and Sauces – sweetened with Xylitol

Wow
Sugar!
BBQ
Hickory Maple érable caryer
SAUCE
Wow
Sugar!
BBQ
Honey Mustard Moutarde au Miel
SAUCE
Wow
It's not
Sugar!
Tomato Ketchup
ketchup aux tomates

Our ketchup is the best tasting low carb and healthiest ketchup you have ever tasted. It is made with a great tasting healthy natural sweetener called Xylitol and organic tomato paste. Our unique barbeque sauces add a hearty flavour to red meats, chicken and fish. Unlike most barbeque sauces that are filled with corn syrups and sugars, our Hickory Maple and our Honey Mustard Barbeque sauces are sugar-free and gluten-free.

OMEGA BAR™ ...and that's it!

Our Ingredients

Cranberries

Cranberry snacks help maintain healthy urinary tract and prevent occurrence of urinary tract infections. Cranberries are rich in fibre and are an excellent source of vitamin C. They're also loaded with phytonutrients like flavanoids and proanthocyanidins, the same nutrient in red wine that neutralizes free radicals. One thing cranberries have over red wine is that they don't come with alcohol, the digestion of which uses up many of the antioxidants for which the wine is praised.

Sunflower Seeds

Sunflower seeds are power-packed with healthy fats, proteins, fibers, minerals, vitamin E, and phytochemicals - all important to the nutritional quality of the diet and of fundamental importance to human health .

Dates

Health benefits of dates are uncountable, as this fruit is affluent in natural fibres. Dates are even rich in several vitamins and minerals. These natural products contain oil, calcium, sulphur, iron, potassium, phosphorous, manganese, copper and magnesium which are advantageous for health.

PureSnax COMPANY
TM
BAR
OMEGA BAR™
CRANBERRY - CANNEBERGE
No Sugar Added!
sans sucre ajouté!
40g(1.41oz.)

Xylitol

YOUR BODY NATURALLY PRODUCES 8-12 GRAMS OF XYLITOL A DAY.

Health benefits of Xylitol include the following:

- Reduction of dental cavities by up to 80%
- Easy removal of cavity causing bacteria
- Improvement of your oral health which has been shown to improve your overall health
- Reduction of cavities in children whose mothers consumed Xylitol when expectant or after delivery
- Reduction of ear infections up to 40%
- Prevention of white lines and swollen gums when wearing braces

Xylitol provides tremendous health benefits as validated by hundreds of scientific studies.

Hemp Seed

Hemp seed oil has been dubbed, "Nature's most perfectly balanced oil" due to the fact that it contains the perfectly balanced 3:1 ratio of both the required essential fatty acids (EFAs) for long term human consumption. Omega 6 -Linoleic Acid (LA) : Omega 3 - Linolenic Acid (LNA). Hemp oil is also an excellent source of the LA derivative super-polyunsaturated Gamma Linolenic Acid (GLA) at 2.5-3% of volume*

* Based on EFA composition noted in research crop reports conducted in Manitoba and Canada during the last three years

Oils Containing both Omega 6 and Omega 3 (ratio)
- Hemp 3:1 (deemed optimum)
- Flax 1:4
- Canola 2:1
- Soybean 7:1

Oils Containing GLA (percent of total EFAs)
- Hemp 2.5-3.5%
- Evening Primrose 9%
- Borage 24%

Only Hemp seed oil contains Omega 6, Omega 3 and GLA. Only Hemp seed oil contains 75-80% polyunsaturated fatty acids - highest in the plant kingdom and unique among seed oils.

Hemp oil is perfectly suited for eating thanks to its idea ratio of essential fatty acids.

PureSnax™ INTERNATIONAL INC.
www.PureSnax.com

Raw Materials, Production and Fulfillment

We outsource all of our production and fulfillment in order to maintain management’s focus on new product and market development. However, our commitment to the quality and consistency of our products is reflected in the selection of all aspects of production.  All of our products are processed by manufacturers with which we have long standing relationships. To our knowledge, each follows the strictest Good Manufacturing Practices (GMPs) and quality controls to ensure purity in all of our products. We use facilities that meet or exceed our standards and we source some of our raw materials directly.

Sales and Marketing

Canada and United States

Our infrastructure and supply agreements we have with our Co-Packers and Manufacturers allow us the capability to supply the mass markets for the United States and International Markets.

Online:

One major area to grow and expand is to establish an Internet presence and increase advertising and marketing campaigns (including social media)

Vending and Schools:

Pure Snax International is able to compete with the bigger snack companies by participating in markets they have difficulty to quickly access. They have a limited number of products that are able to meet the healthy guidelines established in the United States. According to kidsfoodtrends.com, there are some interesting trends that point to the enormous opportunities for marketers of Healthy Snack Foods:

•

Health is a top-of-mind parental concern and is even gaining consciousness among kids

•

Consumers of parenting age are trying to eat healthier and this has a trickle down effect to their kids

•

Parents will increasingly opt for natural and fresh food variants for their kids

•

Parents are increasingly scrutinizing product packaging to check for health information

•

Kids’ confectionery, ice cream and savoury snacks consumption exceeds the population average

•

U.S. children consumed notably more confectionery per capita than the population average in 2005

Fundraising/Retail:

We are ready to go to retail simultaneous with our launch into Schools and Vending. We will first go to the Health Food Channels, then drug channels along with retailers who will dedicate areas for Natural and Health Food.

Direct to Consumer Marketing:

This will be carried out primarily via online Internet marketing that will include a combination of Websites (an e-commerce site, numerous targeted landing page sites, and “squeeze page” sites), email campaigns, banner advertising, affiliate programs, search engine optimization, blogs, forums, newsletters / e-zines, resource information areas, pay per click campaigns, and follow up / thank you message add-on sales offers.  We will also explore several additional marketing venues such as direct mail, catalogue sales, consumer expos (home shows, health shows, food shows, fitness, anti-aging, etc.), print media / advertorials, infomercials (TV and radio), and at various festivals, product placements, talk shows, etc.

Our target markets include the general public, obese/weight conscious persons, diabetics and those with insulin resistance, kids (especially those who are overweight/obese, diabetic, insulin resistant, challenged by tooth decay, and all kids with health-conscious parents), health and/or fitness conscious people, the elderly, especially those with weight and/or blood sugar problems.

Business to Business Marketing:

This will be carried out via a combination of conventional and innovative approaches ranging from trade show attendance and exhibition to aggressive online affiliate marketing to extensive networking, with follow up direct contact via our sales and marketing team.

Our target markets for Business to Business include health care providers (including massage therapists, personal trainers, dieticians, aestheticians), physicians (including MD/DO’s, DC’s, DDS’s, OMD/Acupuncturists), restaurants, school (also sports teams and religious groups) fundraising programs, hotels, casinos, cruise ships, health food and nutritional stores, specialty retailers who carry related products, beauty salons, Spas (day and medical), health clubs, nursing homes, and Internet sites that sell related products.

Pure Snax International has traditionally leveraged its relationships in the industry to develop in store promotional displays strategically located in retail stores to raise awareness about the availability of our products as well as perform on-site demos to educate the public on the benefits of eating healthier snack options.

Private Labeling

Our unique product line allows us to enter into a private label agreement with customers who have a desire to do so. We can re-brand any of our products with a private label for customers desiring to sell the product under their own brand and identity. If desired, we can assist with the design, production, and shipping of packages.

Growth Strategy

The Company’s objective is to build an ongoing revenue stream through the distribution of our brands and Private Label programs. Our strategy is to generate strong profit growth in mass retail including the drug store channels as well as vending, school, health food, boutique and mass markets.

How we are going to do it?

The strategy is to gain adoption in markets and venues where traditionally unhealthy food and snack companies are unable to access. Through education and awareness via participation in diabetes events, health trade shows, food shows, sweet and snacks shows, and specialized hospitals we are gaining acceptance and enlightening many people to the fact that healthy eating and snacking exists, without having to sacrifice taste.

We anticipate that a majority of our resources will be positioned towards marketing and promotions up to the first year of roll out into the United States and after that time, the fruits of our efforts will convert into profitable sales. The process is to work in concert with strategic distributors, wholesalers and retailers along with essential store visits and demo programs to initiate purchase orders.  In the example of Wow it’s not Sugar! Xylitol, once you try it and discover it has no after taste along with it being a functional food, the conversion is relatively easy even with a premium price.

We have also identified strategic acquisitions in the area of manufacturing and product development, which could compliment our product line to supplement and support our plans for explosive revenue.

International Markets Explored:

In October 2012, a delegation of our group went overseas to explore this market for our product. Over a period of almost two weeks we visited; England, Scotland, Northern Ireland, Republic of Ireland and Spain and found overwhelming support for our products and specifically Rice Delites. This represented even an expanded opportunity based on the Current Exchange between the Canadian Dollar against the Sterling Pound and the Euro. There is a greater opportunity to achieve larger profits.  More recently, in early 2015, another delegation traveled to South Korea and South America to conduct additional market research.  Once again, support for our products was overwhelming.  Pure Snax International has recognized that the lowest hanging fruit is mass retail with a “under the radar” approach. Strong new nutritional regulations in U.S. schools, has provided Pure Snax International with a unique opportunity.

We are currently structuring distribution contracts in the United States, South Korea, and South America

Market:

There is a convergence of factors that make the Health Snack food industry one of the best investments over the coming decades.

•

Aging of the Baby Boomers population

•

Major advances in nutrition-related health research and understanding

•

A dramatic rise in the incidence of obesity (overweight), and a better understanding of the associated health risks and ramifications

•

Dramatically rising health care costs

•

A growing realisation of the limitations of modern - high-tech medical approaches when dealing with chronic, unhealthy, “Life-Style Induced” diseases

•

The general population’s willingness to spend more on quality foods & nutrients that provide functional health benefits

Worldwide:

Our Co-Packers currently ship worldwide under various Private Label Programs. Our plan is to work in concert with our co-packers with the introduction of our product lines into those Private Label programs and expand upon their existing distribution channel.

Size of Market – Crispy Marshmallow Squares

According to a UK article, Rice Krispie square market is a £39 million brand eaten by 3.5 million UK households.  In Canada it is a $70 million market, represented by Kellogg’s for $48 million, $10 million in Private Label, $5 million for Vachon and Saputo and $2 million for Little Debbie and regional players. The US market is approximately $1 Billion.

Our immediate plan is to capture 10% of this market 10% is a relatively small percentage to capture and could be considered by many as just a “blip” on the radar screen. Furthermore, we intend to capture this by way of only 5% from market capture and conversion and 5% from consumers who currently do not purchase Crispy Marshmallow because they are unhealthy and do not fit their dietary requirements.  We believe this to be conservative and achievable.

We have co-created this product with the largest manufacturer of marshmallow squares in Canada. Our Co-packer ships marshmallow squares all over the world as far away as Israel and Australia. It is difficult for another manufacture to match their pricing. Our goal is to match the pricing of the leading brand while providing a product that is better for you and taste just as good.

Once consumers try the product, they like it.  Components of our plan involve providing samples and also offer consumers a lower cost option to try our products.  We see this taking place through the Rice Delites Single Serve units.   The single serve unit provides a unique opportunity that would allow us to tap into the vending market, provide consumers an opportunity to buy a single unit at the cash register to try it and also distribute branded samples.

Competition

The major players in the snack food industry continue to manufacture and develop products that are not remotely healthy and contain sugar or artificial sweeteners as well as being high in fat. We are pioneers in the snack industry and intend to strengthen our position through integrity and creating a high barrier to entry in terms of product design.  Pure Snax International will continue to expand and build product lines through different brands and private label agreements as well as continue to develop proprietary products.  We do not have patents on our proprietary technology (our recipes, nor our processes) and we choose to protect this methodology by using trade secrets so that they are not easily discovered.

Employees

We currently have no employees.

Government Regulation

Our business operations are subject to several international and domestic laws including labor and employment laws, laws governing advertising and promotions, privacy laws, safety regulations, import/export restrictions, consumer protection regulations that govern product standards and labeling, and several other regulations. We believe that we are currently in material compliance with all such applicable laws.

We believe that the current products portfolio and any potential products will fall under the U.S. Food and Drug Administration  (FDA) regulatory umbrella.  The FDA is charged with protecting consumers against impure, unsafe, and fraudulently labeled products. FDA, through its Center for Food Safety and Applied Nutrition (CFSAN), regulates foods other than the meat, poultry, and egg products regulated by FSIS. FDA is also responsible for the safety of drugs, medical devices, biologics, animal feed and drugs, cosmetics, and radiation emitting devices. As applicable, the Licensee shall comply with all regulatory and other agencies, including governmental and private, as applicable, in the marketing, distribution, and/or selling of the Products.  Licensor shall provide any approvals, as applicable, to Licensee, that would be beneficial in the efforts of the Licensee.

We are currently not aware of any new legislation or regulation that may or may not apply to current and future products within the brand portfolio.  However, in a constantly evolving global business environment we will rely on its management teams experience and advise from legal counsel.

Our e-commerce website and online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, data protection, and commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, advertising, etc. apply to the Internet.  Nonetheless, laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted covering issues such as user privacy, content, quality of products and much more.  Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, which may impose additional burdens on companies conducting business online.  Compliance with these regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity.  We believe that we are currently in material compliance with all such applicable laws.

Environmental Regulation

We not aware of any environmental compliance issues that may affect our ability to conduct business on a domestic and global scale. We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements. While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

ITEM 1A.

RISK FACTORS

You should carefully consider each of the risks and uncertainties described below and elsewhere in this Current Report on Form 8-K, as well as any amendments or updates reflected in subsequent filings with the SEC. We believe these risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results and could materially and adversely affect our business operations, results of operations, financial condition and liquidity. Further, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our results and business operations.

Risks Associated with Our Business

Our business could be harmed if we fail to maintain proper inventory levels.

We place orders with our manufacturers for some of our products prior to the time we receive all of our customers' orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of certain products that we anticipate will be in greater demand. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay product shipments, negatively impact key relationships with our customers, and diminish brand loyalty.

We rely on contract manufacturing of our products. Our inability to secure production sources meeting our quality, cost, working conditions and other requirements, or failures by our contractors to perform, could harm our sales and reputation.

We source our products from international manufacturers. As a result, we must locate and secure production that meets our demands. We depend on our manufacturers to maintain adequate financial resources and maintain sufficient development and manufacturing capacity. We do not have material long-term contracts with any of our manufacturers, and these manufacturers generally may unilaterally terminate their relationship with us at any time. Our dependence on contract manufacturers could subject us to a number of risks if these manufacturers do not meet our quality, cost, working conditions and other requirements or if they fail to materially perform, any of which could seriously harm our sales and reputation. Further, if we need to place greater demands on our current manufacturers due to increased customer demands, or seek additional or replacement manufacturers, we may be unable to do so on terms that are acceptable to us, if at all.

We rely on third-party suppliers who provide ingredients to our manufacturers to create our products. We have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials used to create our products and instead rely on third-party suppliers to supply some of the ingredients to our manufacturers. We have no material long-term contracts with these suppliers, and we compete with other companies for ingredients, raw materials, and production. We may experience a significant disruption in the supply of ingredients or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional supplies of ingredients or raw materials on terms that are acceptable to us, or at all, or we may be unable to locate any supplier with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing ingredient sources, we may encounter delays in production and added costs as a result of the time it takes to train suppliers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in our supply chain. Any delays, interruptions or increased costs in the supply of ingredients for our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term.

Violation of labor laws and practices by our manufacturers and suppliers could harm our business.

We require our manufacturers and suppliers to operate in compliance with applicable laws and regulations. While the Company promotes ethical business practices, we do not control our manufacturers or suppliers or their labor practices. The violation of labor or other laws by any of our manufacturers or suppliers, or divergence of their labor practices from those generally accepted as ethical in the local markets, could interrupt or otherwise disrupt the shipment of our products, harm the value of our trademarks, damage our reputation or expose us to potential liability for their wrongdoings.

A privacy breach could damage our reputation and our relationship with our customers, expose the Company to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process and retain sensitive and confidential customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose the Company to risks of litigation and liability and adversely affect our business.

The loss of our Chief Executive Officer or other key personnel would have an adverse impact on our future development and could impair our ability to succeed.

Our performance is substantially dependent upon the expertise of our Chief Executive Officer, Patrick Gosselin, and other key personnel. In addition to his executive officer functions, Mr. Gosselin heads our design team, marketing, and several other aspects of our business operations and his leadership has been instrumental to our business. The death or disability of Mr. Gosselin, temporary or permanent loss of his services, or any negative market or industry perception with respect to him, could have a material adverse effect on our business. The unexpected loss of services of Mr. Gosselin could also have a material adverse effect on us. We do not maintain "key man" insurance with respect to Mr. Gosselin, which could severely disrupt our business and future operating results.

Our President, Chief Executive Officer, and a Director of the Company, Patrick Gosselin, beneficially owns a large percentage of our common stock and may be able to exert significant influence and control over us and may make decisions that do not always coincide with the interests of other stockholders.

As of the date of this report, our President, Chief Executive Officer and a Director of the Company, Mr. Gosselin, beneficially owns approximately 75 percent of our common stock and is our largest stockholder. As a result, Mr. Gosselin is in a position to exert significant control over us and has the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors, any merger, consolidation or sale of all or substantially all of our assets, an increase in the number of shares authorized for issuance under stock option plans, and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

Our Articles of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Our success depends on the continued protection of our trademarks.

Our trademarks are important to our success and competitive position, and the loss of or inability to enforce our trademarks could harm our business. We have devoted and will continue to devote substantial resources to the establishment and protection of our trademarks on a worldwide basis. Despite any precautions we may take to protect our trademarks, policing unauthorized use of them is difficult, expensive and time-consuming, and we may be unable to adequately protect our trademarks or determine the extent of any unauthorized use, particularly in those foreign countries where the laws do not protect proprietary rights as fully as in the United States. Our efforts to establish and protect our trademarks may not be adequate to prevent imitation or counterfeiting of our products by others or to prevent others from seeking to block sales of our products for violating their trademarks. Unauthorized copying of our products or unauthorized use of our trademarks may decrease sales of our products and cause significant damage to our brand name and our ability to effectively represent ourselves to our customers. Also, we cannot assure you that others will not assert rights in, or ownership of, our trademarks, that our trademarks would be upheld if challenged or that we would, in that event, not be prevented from using our trademarks, any of which could have a material adverse effect on our financial condition and results of operations. Further, we could incur substantial costs in legal actions relating to our use of our trademarks or the use of our trademarks by others. Even if we are successful in these actions, the costs we incur could have a material adverse effect on us.

Risks Associated with Our Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including:

•

competition;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Dividends

Payment of dividends on the Common Stock is within the discretion of the Board of Directors, is subject to state law, and will depend upon the Company's earnings, if any, its capital requirements, financial condition and other relevant factors.

Penny Stock Regulations

If a market develops and the price of the Company's stock is below $5.00 per share, or the Company does not have $2,000,000 in net tangible assets, or is not listed on an exchange or on the NASDAQ National Market System, among other conditions, the Company's shares may be subject to a rule promulgated by the Securities and Exchange Commission (the “SEC”) that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale.  Furthermore, if the price of the Company's stock is below $5.00, and does not meet the conditions set forth above, sales of the Company's stock in the secondary market will be subject to certain additional new rules promulgated by the SEC.  These rules generally require, among other things, that brokers engaged in secondary trading of stock provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and disclosure of the sales person working for the broker-dealer.  These rules and regulations may affect the ability of broker-dealers to sell the Company's securities, thereby limiting the liquidity of the Company's securities.  They may also affect the ability of the Company’s shareholders to resell their securities in the secondary market.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

ITEM 2.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. We may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. You should read this Report completely and with the understanding that actual future results may be materially different from what we expect. The forward looking statements included in this Report are made as of the date of this Report and should be evaluated with consideration of any changes occurring after the date of this Report. We will not update forward-looking statements even though our situation may change in the future and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this annual report.  The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Results of Operations for the Fiscal Years ended June 30, 2014 and June 30, 2013

Our operating results for the fiscal years ended June 30, 2014 and June 30, 2013 are summarized as follows:

	Period ended	Period ended
	June 30, 2014	June 30, 2013

Revenue	$7,707	$1,755
Costs of goods sold	924	318
Sample/marketing expense	304	726
Consulting and other expense	29,948	33,737
Amortization expense	–	1,250
Organization expenses	–	–
Other income/(expense)	(889)	55,638
Net income/(loss)	$(25,158)	$20,562

Revenues

The Company generated limited revenues for the fiscal year ended June 30, 2014 of $7,707 and $1,755 for the fiscal year ended June 30, 2013. Cost of goods sold for the fiscal year ended June 30, 2014 was $924 and $318 for the fiscal year ended June 30, 2013. Gross margin from the sale of product was $6,783 or 88.0% for the fiscal year ended June 30, 2014. Gross margin from the sale of product was $1,437 or 81.9% for the fiscal year ended June 30, 2013. The Company recognized its first sales of product during December 2012.

Expenses

Sample/marketing expense

Sample and marketing related expenses were $304 and $726, respectively, for the fiscal years ended June 30, 2014 and June 30, 2013. Sample and marketing expenses are costs incurred in producing sample products and the placement of samples with potential marketing partners, customers, distributors and retail establishments. During 2012 the Company received its first orders of products for sale and limited distribution. Sample product is recorded at cost and removed from inventory.

Consulting and other expense

Consulting and other expenses were $29,948 and $33,737, respectively, for the fiscal years ended June 30, 2014 and June 30, 2013. Consulting fees during the fiscal year ended June 30, 2014 totaled $12,509 incurred on behalf of developing our various products, and preparing packaging, labeling and marketing plans in order to bring our products to market as compared to $15,700 during the fiscal year ended June 30, 2013. During the fiscal year ended June 30, 2014 we incurred other operating expense of $7,439 which was primarily administrative costs of our business not related to our offering as compared to $9,537 during the fiscal year ended June 30, 2013. During the fiscal year ended June 30, 2014 we incurred audit and accounting expense of $10,000 as compared to $8,500 during the fiscal year ended June 30, 2013. During fiscal year ended June 30, 2013 we capitalized a portion of these costs as well as certain legal costs associated with our offering as deferred offering costs and offset these costs against additional paid in capital. Over the years we expect to incur further significant legal and accounting, and other professional fees due to our public reporting requirements, as well as additional development costs of our products in order to be brought to market. These costs will require us to seek additional financing.

Amortization expense

During fiscal year ended June 30, 2013, we amortized our product formulas and product samples that were purchased from our founder. We recognized $1,250 in amortization expense for the fiscal year ended June 30, 2013 as compared to none for the fiscal year ended June 30, 2014. We amortized these costs over 24 months. Product formulas and product samples have a net balance of $0 as of June 30, 2014.

Other income/(expense)

During the fiscal year ended June 30, 2013, we recognized debt forgiveness from several lenders upon the change in control of the Company and the sale of our founder’s ownership interest. This included both legal fees and working capital costs that we funded through these loans. We recognized $55,638 in gain on relief of debt for the fiscal year ended June 30, 2013 as compared to none for the fiscal year ended June 30, 2014. We believe this to be a one-time event for the Company and do not believe that we will be able to settle debt or obtain relief from debt in this fashion in the future.

During the fiscal year ended June 30, 2014, we recognized interest expense of $889, as compared, to none for the fiscal year ended June 30, 2013. Interest expense is associated with related party loans with our Chief Executive Officer and President, Mr. Cenia. Both loans are due and payable in September 2014.

Net Loss

We recognized a net loss of $25,158 for the fiscal year ended June 30, 2014 as compared to net income of $20,562 for the fiscal year ended June 30, 2013. Net income and net loss for the fiscal years ended June 30, 2014 and June 30, 2013, respectively, included various costs associated with product development which are not capitalized.

Liquidity and Capital Resources

As of June 30, 2014 and 2013, we had $0 in cash and cash equivalents. As of June 30, 2014, we had a working capital deficit of $44,360 and a deficit accumulated during the developmental stage of $31,759. While we are attempting to generate additional revenues by marketing and distributing our skin care products, our cash position is not significant enough to support our daily operations. Management believes that the actions presently being taken to further refine its business plan and produce inventory to generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances that we will accomplish either. Our ability to continue as a going concern is dependent upon our ability to achieve profitable operations or obtain adequate financing.

As of June 30, 2014, we owed $4,979 in connection with other professional services related to general business expenses. We have not entered into any formal agreements, written or oral, with any vendors or other providers for payment of services or expenses except for that disclosed above. As of June 30, 2014, we had outstanding loans from our founder or at the date of this Report an unrelated party of $619. During the fiscal year ended June 30, 2013 certain debts were forgiven as part of the change in control and sale of ownership interest by our founder. As of June 30, 2014 our Chief Executive Officer and President, Mr. Cenia, lent approximately $40,000 to the Company to cover its working capital costs. Two of the loans are due and payable in September 2014, and two others are due and payable upon the one year anniversary of the loans. The Company subsequent to fiscal year end June 30, 2014, the Company borrowed another $12,000 in funds for working capital expenditures. There are no other significant liabilities recorded at June 30, 2014.

On May 14, 2013, we experienced a change in control. With the change in control certain liabilities of the Company were forgiven by various parties or paid for on behalf of the Company by our founder, former president and former chief executive officer, Ms. Jones. These liabilities approximated $56,000 of which $19,500 were owed to our former legal counsel for his services in our registered offering. The Company as of the date of this Annual Report has recorded liabilities of approximately $10,000. No other significant liabilities have been incurred by the Company from June 30, 2014 through the date of this Report.

Since acquiring the product formulations, most of our resources and work have been devoted to planning, implementing systems and controls, completing our registered offering, developing formulas and samples and continued testing of our products, as well as initiating marketing and sales relationships.

We have no lines of credit or other bank financing arrangements. Generally, we financed operations to date through the proceeds of our registered offering and with loans from independent unrelated parties. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of raw material for inventory production; (ii) expenses associated with product packaging, labeling and associated marketing, (iii) development expenses associated with an early stage business; (iv) research and development costs associated with new product offerings, and (v) management/consulting costs, as well as general and administrative expenses, including those costs of being a publicly reporting company. We intend to finance these expenses with the further issuance of debt and equity securities. Thereafter, we expect we need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in further dilution to our current stockholders. Further, such financial instruments or securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock and/or as debt in the form of loans.

Raising private capital, we believe, will be sought from business associates of our president, and chief executive officer, possibly from existing shareholders, or through private investors referred to us by those same business associates or shareholders. To date, we have not received a financing commitment from any funding source and have not authorized any person or entity to seek funding on our behalf. If a market for our shares ever develops, of which there can be no assurance, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our business plan and its stages as outlined above.

We are a public entity, subject to the reporting requirements of the Exchange Act of 1934, and incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate these costs will approximate $50,000 per year and may be significantly higher if our business volume and transactional activity increases but may be lower during our first year of being public because our overall business volume (and financial transactions) should be lower. These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use other noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent consultants and contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we are able to attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

Net cash provided by (used in) operating activities

Net cash used in operating activities for the fiscal year ended June 30, 2014 was $34,474 compared to net cash used in operating activities of $10,925 for the fiscal year ended June 30, 2013. The increase in cash used in operating activities was primarily due to a net loss of $25,158 and a decrease in our accrued expenses of $9,435, offset by a negligible decrease in inventory of $119.

Net cash provided by (used in) investing activities

Net cash used in investing activities for the fiscal years ended June 30, 2014 and 2013 was $0.

Net cash provided by financing activities

Net cash provided by financing activities for the fiscal year ended June 30, 2014 was $34,474. Cash provided by financing activities for the fiscal year ended June 30, 2013 was $11,242. This increase in cash provided by financing activities was as a direct result of net proceeds from borrowings from a related party of $33,855, along with proceeds of $619 in net borrowings from an unrelated party.

Significant Accounting Policies

The Company’s financial statements and related public financial information are based on the application of GAAP. GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact its financial condition and results of operations, the Company views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on the Company’s financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this report, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

We have maintained executive offices at 1000 Woodbridge Center Dr., Suite #213, Woodbridge, NJ  07095-1322. The office and general expenses associated with leasing our office space is $0. We believe that our office space is adequate for our current needs, but growth potential may require a facility due to anticipated addition of personnel. We do not have any policies regarding investments in real estate, securities or other forms of property.  We do not own any real property.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Current Report by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

As of July 29, 2015, there are 400,000,000 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days, and 0 shares issuable upon the exercise of stock purchase warrants within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (%)(1)
Patrick Gosselin (3) 1000 Woodbridge Center Dr. Suite #213 Woodbridge, NJ 07095	Common	300,000,000	75.00%
All Officers and Directors as a Group (1)	Common	300,000,000	75.00%

(1) The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Patrick Gosselin is the current CEO of the Company, he currently owns 300,000,000 common shares.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

The Company

Our current executive officers and directors are as follows:

Name and Age	Position(s) Held	Tenure
Patrick Gosselin	Sole Officer and Director	Appointed April 30, 2015

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal.  Each officer of the Company serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

None.

Family Relationships

There are no family relationships among the Company’s officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has not adopted any formal Code of Ethics.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors.  The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)      our principal executive officer;

(b)      each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended June 30, 2014 and 2013; and

(c)      up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended June 30, 2014 and 2013;

who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Patrick Gosselin(2) President, CEO, CFO, Secretary and Director	2015	$0	$0	$0
Resituto Cenia President, CEO, CFO, Secretary and Director	2014	$0	$0	$0
Anna Jones President, CEO, CFO, Secretary and Director	2013	$0	$0	$0

(1)

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)

Mr. Gosselin was appointed as our sole officer and direction on April 30, 2015.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception.  We do not have any stock option plans.

Management Agreements

We have not entered into any management agreements with any of our executive officers.

Compensation of Directors

None.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions.  The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we have no independent directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company is an adverse party or has a material interest adverse to the interests of the Company.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Dividends

No cash dividends were paid on our shares of common stock during the fiscal years ended June 30, 2014 and 2013. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

Recent Sales of Unregistered Securities

None.

Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue 500,000,000 shares of common stock, 0 $0. 001. As of the date of this Current Report 400,000,000 shares of our common stock were issued and outstanding and we have zero shares of our common stock reserved for options, warrants and other commitments.

Preferred Stock

Our Articles of Incorporation authorize us to issue 100,000,000 shares of preferred stock, 0 $0. 001. As of the date of this Current Report no shares of our preferred stock were issued and outstanding.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock.  Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Colorado Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation do not include specific provision relating to the indemnification of its officers and directors.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 15.

END OF FORM 10 DISCLOSURE

ITEM 8.01          OTHER EVENTS

On July 10, 2015, the Company’s Board of Directors, having received the written consent of shareholders holding a majority of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from B-Maven, Inc. to Pure Snax International, Inc.; and (ii) a change to the Company’s OTC trading symbol.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.  The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
3.01(a)	Articles of Incorporation	Filed with the SEC on August 18, 2011, as part of our Registration Statement on Form S-1.
3.02	Bylaws	Filed with the SEC on August 18, 2011, as part of our Registration Statement on Form S-1.
10.01	Trademark License Agreement	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Snax International, Inc.

Dated: August 6, 2015

____

By: Patrick Gosselin

Its: Chief Executive Officer

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